Exhibit 32.1

OSCIENT PHARMACEUTICALS CORPORATION

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oscient Pharmaceuticals Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Steven M. Rauscher, as President and Chief Executive Officer of the Company, and Philippe M. Maitre, as Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN M. RAUSCHER
Steven M. Rauscher President & Chief Executive Officer

/s/ PHILIPPE M. MAITRE
Philippe M. Maitre Executive Vice President & Chief Financial Officer

Date: March 25, 2009